Exhibit 10.03

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of                     , 2016, is made by and between SYMANTEC CORPORATION, a Delaware corporation (the “Company”), and                     , a director, officer or key employee of the Company or one of the Company’s Subsidiaries or other service provider who satisfies the definition of Indemnifiable Person set forth below (the “Indemnitee”).

RECITALS

A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as representatives of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such representatives;

B. The members of the Board of Directors of the Company (the “Board”) have concluded that, to retain and attract talented and experienced individuals to serve as representatives of the Company and its Subsidiaries and Affiliates and to encourage such individuals to take the business risks necessary for the success of the Company and its Subsidiaries and Affiliates, it is necessary for the Company to contractually indemnify its representatives and the representatives of its Subsidiaries and Affiliates, and to assume for itself maximum liability for Expenses and Other Liabilities in connection with claims against such representatives in connection with their service to the Company and its Subsidiaries and Affiliates;

C. Section 145 of the General Corporation Law of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive; and

D. The Company desires and has requested the Indemnitee to serve or continues to serve as a representative of the Company and/or the Subsidiaries or Affiliates of the Company free from undue concern about inappropriate claims for damages arising out of or related to such services to the Company and/or the Subsidiaries or Affiliates of the Company.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Affiliate. For purposes of this Agreement, “Affiliate” of the Company means any corporation, partnership, limited liability company, joint venture, trust or other enterprise in respect of which the Indemnitee is or was or will be serving as a director, officer, advisory director, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary, or in any other similar capacity at the direct or indirect request of the Company, and including, but not limited to, any employee benefit plan of the Company or a Subsidiary or Affiliate of the Company.

(b) Change in Control. For purposes of this Agreement, “Change in Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a Subsidiary or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Subsidiary, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding capital stock or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the outstanding capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock of the surviving entity) more than 50% of the total voting power represented by the capital stock of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(c) Expenses. For purposes of this Agreement, “Expenses” means all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs) paid or incurred by the Indemnitee in connection with either the investigation, defense or appeal of, or being a witness in, a Proceeding (as defined below) or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise; provided, however, that Expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a Proceeding.

(d) Indemnifiable Event. For purposes of this Agreement, “Indemnifiable Event” means any event or occurrence related to Indemnitee’s service for the Company or any Subsidiary or Affiliate as an Indemnifiable Person (as defined below), or by reason of anything done or not done, or any act or omission, by Indemnitee in any such capacity.

(e) Indemnifiable Person. For the purposes of this Agreement, “Indemnifiable Person” means any person who is or was a director, officer, trustee, manager, member, partner, employee, attorney, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of the Company or a Subsidiary or Affiliate of the Company.

(f) Independent Counsel. For purposes of this Agreement, “Independent Counsel” means legal counsel that has not performed services for the Company or Indemnitee in the five years preceding the time in question and that would not, under applicable standards of professional conduct, have a conflict of interest in representing either the Company or Indemnitee.

(g) Independent Director. For purposes of this Agreement, “Independent Director” means a member of the Board who is not a party to the Proceeding for which a claim is made under this Agreement.

(h) Other Liabilities. For purposes of this Agreement, “Other Liabilities” means any and all liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA (or other benefit plan related) excise taxes or penalties, and amounts paid in settlement and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any Expenses or any such judgments, fines, ERISA (or other benefit plan related) excise taxes or penalties, or amounts paid in settlement).

(i) Proceeding. For the purposes of this Agreement, “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.

(j) Subsidiary. For purposes of this Agreement, “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an Indemnifiable Person in the capacity or capacities in which the Indemnitee currently serves the Company as an Indemnifiable Person, and any additional capacity in which Indemnitee may agree to serve, until such time as Indemnitee’s service in a particular capacity shall end according to the terms of an agreement, the Company’s Certificate of Incorporation or Bylaws, governing law, or otherwise. Nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company or a Subsidiary or Affiliate of the Company by the Indemnitee.

3. Mandatory Indemnification.

(a) Agreement to Indemnify. In the event Indemnitee is a person who was or is a party to or witness in or is threatened to be made a party to or witness in any Proceeding by reason of an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with (including in preparation for) such Proceeding to the fullest extent not prohibited by the Delaware General Corporation Law (“DGCL”), as the same may be amended from time to time (but only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted prior to the adoption of such amendment).

(b) Exception for Amounts Covered by Insurance and Other Sources. Notwithstanding the foregoing, but subject to Section 3(c), the Company shall not be obligated to indemnify Indemnitee for Expenses or Other Liabilities of any type whatsoever (including, but not limited to judgments, fines, penalties, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to the Indemnitee (or paid directly to a third party on Indemnitee’s behalf) by any directors and officers or other type of insurance maintained by the Company or pursuant to other indemnity arrangements with third parties.

(c) Company Obligations Primary. The Company hereby acknowledges that Indemnitee may have rights to indemnification, advancement or insurance for Expenses and Other Liabilities provided by one or more entities (each, an “Other Indemnitor”). The Company agrees with Indemnitee that the Company is the indemnitor of first resort of Indemnitee with respect to matters for which indemnification is provided under this Agreement and that the Company will be obligated to make all payments due to or for the benefit of Indemnitee under this Agreement without regard to any rights that Indemnitee may be provided by any Other Indemnitor. The Company hereby waives any equitable rights to contribution or indemnification by or on behalf of any Other Indemnitor in respect of any amounts paid to Indemnitee hereunder. The Company further agrees that no reimbursement, payment or advancement of Other Liabilities or Expenses by or on behalf of any Other Indemnitor to or for the benefit of Indemnitee shall affect the obligations of the Company hereunder, and that the Company shall be obligated to repay any Other Indemnitor for all amounts so paid, reimbursed or advanced to the extent that the Company has an obligation to indemnify Indemnitee for such Expenses or Other Liabilities hereunder.

4. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities, but not entitled, however, to indemnification for the total amount of such Expenses or Other Liabilities, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof for which indemnification is prohibited by the provisions of the DGCL. In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.

5. Liability Insurance. So long as Indemnitee shall continue to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding as a result of an Indemnifiable Event, the Company shall use reasonable efforts to maintain in full force and effect for the benefit of Indemnitee as an insured (i) liability insurance issued by one or more reputable insurers and having the policy amount and deductible deemed appropriate by the Board and providing in all respects coverage at least comparable to and in the same amount as that provided to the Chairman of the Board or the Chief Executive Officer of the Company and (ii) any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board or the Chief Executive Officer of the Company. The purchase, establishment and maintenance of any such insurance or other arrangements shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this

Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such insurance or other arrangement. In the event of a Change in Control subsequent to the date of this Agreement, or the Company’s becoming insolvent, including being placed into receivership or entering the federal bankruptcy process, the Company shall maintain in force any directors’ and officers’ liability insurance policies then maintained by the Company in providing insurance in respect of Indemnitee, for a period of six years thereafter. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managing members, fiduciaries, employees, or agents of the Company or a Subsidiary or Affiliate of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managing member, fiduciary, employee or agent under such policy or policies.

6. Mandatory Advancement of Expenses. If requested by Indemnitee, the Company shall advance prior to the final disposition of the Proceeding all Expenses reasonably incurred by the Indemnitee in connection with (including in preparation for) a Proceeding related to an Indemnifiable Event. The Indemnitee hereby undertakes to repay such amounts advanced if, and only if and to the extent that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Company’s Bylaws or the DGCL, and no additional form of undertaking with respect to such obligation to repay shall be required. The advances to be made hereunder shall be paid by the Company to the Indemnitee or directly to a third party designated in writing by the Indemnitee within thirty (30) days following delivery of a written request therefor by the Indemnitee to the Company. Indemnitee’s undertaking to repay any Expenses advanced to Indemnitee hereunder shall be unsecured and shall not be subject to the accrual or payment of any interest thereon. In the event that Indemnitee’s request for the advancement of expenses shall be accompanied by an affidavit of counsel to Indemnitee to the effect that such counsel has reviewed such Expenses and that such Expenses are reasonable in such counsel’s view, then such Expenses shall be deemed reasonable in the absence of clear and convincing evidence to the contrary as determined by the Reviewing Party.

7. Notice and Other Indemnification Procedures.

(a) Notification. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification or advancement of Expenses with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof. The failure to promptly notify the Company of the commencement of, or the threat of commencement of, any Proceeding, or the Indemnitee’s request for indemnification will not relieve the Company from any obligation that it may have to the Indemnitee hereunder, except to the extent that the Company is materially prejudiced in its defense of such Proceeding as a result of such failure.

(b) Insurance and Other Matters. If, at the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 7(a) above, the Company has D&O

Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the issuers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such D&O Insurance policies.

(c) Assumption of Defense. In the event the Company shall be obligated to advance the Expenses for any Proceeding against the Indemnitee, the Company, if deemed appropriate by the Company, shall be entitled to assume the defense of such Proceeding as provided herein. Such defense by the Company may include the representation of two or more parties by one attorney or law firm as permitted under the ethical rules and legal requirements related to joint representations. Following delivery of written notice to the Indemnitee of the Company’s election to assume the defense of such Proceeding, the approval by the Indemnitee (which approval shall not be unreasonably withheld) of counsel designated by the Company and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding. If (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have notified the Board in writing that notwithstanding counsel’s determination that joint representation is permitted under the ethical rules and legal requirements related to such representations, the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee, or between Indemnitee and any other current or former director, officer or employee of the Company who is a named defendant in such Proceeding and is represented by such counsel, in the conduct of any such defense, or (C) the Company fails to employ counsel to assume the defense of such Proceeding within 30 days, the fees and expenses of the Indemnitee’s counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Agreement. Nothing herein shall prevent the Indemnitee from employing counsel for any such Proceeding at the Indemnitee’s expense. For the avoidance of doubt, in any Proceeding brought by or in the right of the Company, Indemnitee shall be deemed to have a reasonable basis to conclude that a conflict of interest between the Company and the Indemnitee exists for the purposes of clause (B) of this paragraph.

(d) Settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent; provided, however, that if a Change in Control has occurred subsequent to the date of this Agreement, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. Neither the Company nor any Subsidiary or Affiliate shall enter into a settlement of any Proceeding that might result in the imposition of any Expense, Other Liability, penalty, limitation or detriment on Indemnitee, whether indemnifiable under this Agreement or otherwise, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent from any settlement of any Proceeding.

8. Determination of Right to Indemnification.

(a) Success on the Merits. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 3(a) of this

Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by him or her in connection therewith.

(b) Right to Indemnification in Other Situations. In the event that Section 9(a) is inapplicable, the Company shall also indemnify the Indemnitee if he or she has not failed to meet the applicable standard of conduct for indemnification.

(c) Forum. The Indemnitee shall be entitled to select the forum in which determination of whether or not the Indemnitee has met the applicable standard of conduct will be made from among the following:

(1) Those members of the Board who are Independent Directors, even though less than a quorum;

(2) A committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum; or

(3) Independent Counsel selected by the Indemnitee, and approved by the Board, which approval may not be unreasonably withheld, which counsel shall make such determination in a written opinion.

If Indemnitee is an officer or a director of the Company at the time that Indemnitee is selecting the forum, then Indemnitee shall not select Independent Counsel as such forum unless there are no Independent Directors or unless the Independent Directors agree to the selection of Independent Counsel as the forum. The selected forum shall be referred to herein as the “Reviewing Party”.

Notwithstanding the foregoing, following any Change in Control subsequent to the date of this Agreement, the Reviewing Party shall be Independent Counsel selected in the manner provided in (3) above.

(d) As soon as practicable, and in no event later than 30 days after written notice of the Indemnitee’s choice of forum pursuant to Section 9(c) above, the Company and the Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than thirty (30) days following the receipt of all such information, provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee. All Expenses associated with the process set forth in this Section 8(d), including but not limited to the Expenses of the Reviewing Party, shall be paid by the Company.

(e) Delaware Court of Chancery. Notwithstanding a final determination by any Reviewing Party that the Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of Delaware for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement.

(f) Expenses. The Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any hearing or Proceeding under this Section 9 involving the Indemnitee and against all Expenses and Other Liabilities incurred by the Indemnitee in connection with any other Proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such Proceeding was frivolous or not made in good faith.

(g) Determination of “Good Faith”. For purposes of any determination of whether Indemnitee acted in “good faith” hereunder, the Indemnitee shall be deemed to have acted in good faith if in taking or failing to take the action in question, the Indemnitee relied on the records or books of account of the Company or a Subsidiary or Affiliate of the Company, including financial statements, or on information, opinions, reports or statements provided to the Indemnitee by the officers or other employees of the Company or a Subsidiary or Affiliate of the Company in the course of their duties, or on the advice of legal counsel for the Company or a Subsidiary or Affiliate of the Company, or on information or records given or reports made to the Company or a Subsidiary or Affiliate of the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company or a Subsidiary or Affiliate of the Company, or by any other person (including legal counsel, accountants and financial advisors) as to matters the Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or a Subsidiary or Affiliate. In connection with any determination as to whether the Indemnitee is entitled to be indemnified hereunder, or to advancement of Expenses, the Reviewing Party or court shall presume that the Indemnitee has satisfied the applicable standard of conduct and shall be entitled to indemnification or advancement of Expenses, and the burden of proof shall be on the Company to establish by clear and convincing evidence that the Indemnitee is not so entitled. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failures to act, of any other person serving the Company or a Subsidiary or Affiliate of the Company as an indemnifiable person shall not be imputed to the Indemnitee for purposes of determining the right to indemnification hereunder.

9. Exceptions. Any other provision herein to the contrary notwithstanding,

(a) Claims Initiated by Indemnitee. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of counterclaim or affirmative defense, except with respect to (1) Proceedings brought to establish or enforce a right to indemnification under this Agreement, any other statute or law, as permitted under Section 145, or otherwise, (2) where the Board has consented to the initiation of such Proceeding, or (3) with respect to Proceedings brought to discharge the Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

(b) Actions Based on Federal Statutes Regarding Profit Recovery and Return of Bonus Payments. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of (i) any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c) Unlawful Indemnification. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee for Other Liabilities if such indemnification is prohibited by law as determined by a court of competent jurisdiction in a final adjudication not subject to further appeal.

10. Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in his or her official capacity and to acts or omissions in another capacity while serving the Company or Subsidiary or Affiliate as an Indemnifiable Person and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased serving the company or a Subsidiary or Affiliate as an Indemnifiable Person and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

12. Supersession, Modification and Waiver. [This Agreement supersedes any prior indemnification agreement between the Indemnitee and the Company, its Subsidiaries or its Affiliates. If the Company and Indemnitee have previously entered into an indemnification agreement providing for the indemnification of Indemnitee by the Company, the parties’ entry into this Agreement shall be deemed to amend and restate such prior agreement to read in its entirety as, and be superseded by, this Agreement.] No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) and except as expressly provided herein, no such waiver shall constitute a continuing waiver.

13. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipt is provided by the party to whom such communication is delivered or (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgment of receipt form accompanying deliver through the U.S. mail, (iii) personal service by a process server, or (iv) delivery to the recipient’s address by overnight delivery (e.g. FedEx, UPS or DHL) or other commercial delivery service. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice complying with the provisions of this Section 16. Delivery of communications to the Company with respect to this Agreement shall be sent to the attention of the Company’s General Counsel.

15. No Presumptions. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise. In addition, neither the failure of the Company or a Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company or a Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by the Indemnitee to secure a judicial determination by exercising the Indemnitee’s rights under Section 7 of this Agreement shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under applicable law or otherwise.

16. Survival of Rights. The rights conferred on the Indemnitee by this Agreement shall continue after the Indemnitee has ceased to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

17. Subrogation and Contribution.

(a) Except as otherwise expressly provided herein, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of

[1]	Note: To be modified as applicable in light of other relevant agreements.

the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

(b) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by or on behalf of Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

18. Specific Performance. The parties recognize that if any provision of this Agreement is violated by the Company, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute Proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

20. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of interpretation thereof.

21. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely with Delaware.

22. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement.

The parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

SYMANTEC CORPORATION
Address:	350 Ellis Street
Mountain View, California 94043

By:

Its:

INDEMNITEE

Address:

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